UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

Wizard Brands, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-33383 (Commission File Number)	98-0357690 (IRS Employer I.D. No.)

662 N. Sepulveda Blvd., Suite 300

Los Angeles, CA 90049

(Address of Principal Executive Offices) (Zip Code)

(310) 648-8410

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

[ ]	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure and Election of Certain Officers.

On November 24, 2020, Paul Kessler resigned his position of Executive Chairman of the board of directors of the Company (hereinafter the “Board”), and John Maatta resigned his positions of Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer of the Company. Both Mr. Kessler and Mr. Maatta will continue to serve as members of the Board.

Also on November 24, 2020, Scott Kaufman was appointed Chairman of the Board, Chief Executive Officer and President of the Company, and Heidi C. Bowman was appointed Chief Financial Officer, Chief Accounting Officer and Secretary of the Company.

Scott D. Kaufman is the Institutional Investor in Residency at Bristol Capital Advisors and is also a founding member of Barlock Capital Management LLC and Hillair Capital Management LLC. Mr. Kaufman has over twenty years of experience investing in private and public companies, trading securities and managing investment portfolios. Mr. Kaufman received his undergraduate degree from Columbia University and an MBA from Columbia University. Mr. Kaufman is currently an Independent Director of the Company.

Heidi C. Bowman has over 30 years of finance and accounting experience in a variety of industries including private equity, oil & gas and real estate. Ms. Bowman received her undergraduate degree from UCLA in Economics. Ms. Bowman has been self-employed as a CPA since January of 2000.

Item 8.01 Other Events.

The Company, Wizard Brands, Inc., is a dynamic and multi-faceted holding company comprised of growing brands, led by a management team with proven success and experience tasked with the execution of a twofold strategy: (i) continue to execute on the business plan of the wholly-owned operating companies while growing and enhancing its business operations and financial position,(ii) pursue opportunities to acquire complementary businesses that will create value for the Company’s customer base and stakeholders.

Jevo Holdings, LLC (“Jevo Holdings”), is a wholly-owned subsidiary of the Company and will be overseen by Michael R. Rees, the newly appointed CEO of Jevo Holdings. Mr. Rees has spent the better part of his career in the private business sector launching and building innovative companies with extensive experience in distribution. Mr. Rees’ expertise includes creating and managing distributorships and the managing and training of sales and marketing teams. Jevo Holdings manufactures, markets and distributes the patented ‘JEVO’ Automated Gelatin Shot Maker for various applications in the hospitality, skilled nursing, pharmaceuticals, health, and cannabis segments. A consumer unit of the ‘Jevo’ machine is in the initial phases of research and development.

Wizard Special Events LLC, a wholly-owned subsidiary of the Company and operates Wizard World Virtual, Wizard World Vault, and Wizard World pop culture festivals. Peter Katz has been named President, and Joseph Avino has been named Executive Vice President, of Wizard Special Events, LLC. Both Mr. Katz and Mr. Avino are experienced long-tenured executives in the exhibition industry.

Item 9.01 Exhibits.

Attached as Exhibit 99 is a copy of the press release distributed on November 24, 2020, announcing the appointment of new officers.

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SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wizard Entertainment, Inc. a Delaware corporation

Dated: November 25, 2020	By:	/s/ Scott Kaufman
Scott Kaufman, CEO

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